EXHIBIT 99.1

Humanigen Announces up to $15 Million Committed Equity Financing Facility

BRISBANE, Calif. – August 24, 2017 – Humanigen, Inc. (OTCQB: HGEN), a biopharmaceutical company focused on advancing medicines for patients with neglected and rare diseases, today announced it has signed an agreement for a committed equity financing facility under which it may from time to time, at the company’s sole discretion, sell up to $15 million of its common stock to Aperture Healthcare Ventures Ltd. The actual amount of funds that can be raised under the Aperture facility will depend on the number of shares sold under the agreement and the market value of Humanigen's stock during the pricing period of each sale.

The company may begin utilizing the Aperture facility following the satisfaction of certain conditions, including, among other things, that a registration statement covering the resale of the shares of common stock subject to the Aperture facility is declared effective by the U.S. Securities and Exchange Commission. Upon satisfaction of those conditions, the Aperture committed equity financing facility will provide an additional source of working capital to the company which, together with borrowings under the company’s amended term loan facility announced in July 2017, will support the company’s business operations and advance its pipeline.

“The Aperture committed equity financing represents one part of our overall financing strategy that will help us continue to accelerate our transformation as Humanigen, execute against our priorities, and advance our pipeline to bring much-needed medicines to patients with neglected and rare diseases,” said Cameron Durrant, MD, chairman, CEO and interim chief financial officer.

The offer and sale of the securities in the above transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and any applicable state securities laws or an applicable exemption from such registration.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Humanigen

Humanigen, Inc. (OTCQB: HGEN) is a biopharmaceutical company focused on advancing medicines for patients with neglected and rare diseases through innovative, accelerated business models. Lead compounds in the portfolio are benznidazole for the potential treatment of Chagas disease in the U.S., and the proprietary monoclonal antibodies, lenzilumab and ifabotuzumab. Lenzilumab has potential for treatment of various rare diseases, including hematologic cancers such as chronic myelomonocytic leukemia (CMML) and juvenile myelomonocytic leukemia (JMML). For more information, visit www.humanigen.com.

1000 Marina Boulevard, Suite 250   |   Brisbane, CA 94005   |   Phone 650.243.3100   |   Fax 650.243.3260   |   www.humanigen.com

Forward-Looking Statements

This release contains forward-looking statements that are intended to be subject to protection afforded by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual events or results may differ materially from those contained in the forward-looking statements. Words such as "will," "expect," "intend," "plan," "potential," "possible," "goals," "accelerate," "continue," and similar expressions identify forward-looking statements, including, without limitation, statements regarding our expectations as to the timing for submission of our NDA for benznidazole and our expectations for executing on the other key priorities and anticipated milestones described above. Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, our lack of profitability and the need for additional capital to operate our business as a going concern; the uncertainties inherent in the development and launch of any new pharmaceutical product; the acceptability to FDA of a 505(b)(2) development pathway for approval of benznidazole using data drawn from previously conducted studies; the outcome of pending or future litigation; the risk that we may not meet the conditions for sales under the facility; the amount and timing of sales under the facility; the possible adverse impact on the market price of our common stock due to the dilutive effect of the securities to be sold pursuant to the use of the facility; and the various risks and uncertainties described in the "Risk Factors" sections and elsewhere in the Company's periodic and other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. We undertake no obligation to revise or update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONTACT:

Investors:
Mike Cole
O: 949-259-4988
C: 949-444-1341
mike.cole@mzgroup.us

Media:
Lisa Guiterman
O: 301-217-9353
C: 202-330-3431
media@humanigen.com